Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus constituting a part of the Registration Statement on Form F-1 of SMX (Security Matters) Public Limited Company (the “Company”) of our report dated April 19, 2024, relating to the consolidated financial statements of the Company which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

May 29, 2024